UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of Earliest Event Reported): October 20, 2016

MONRO MUFFLER BRAKE, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	200 Holleder Parkway, Rochester, New York	14615
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code		(585) 647-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On October 20, 2016, Monro Muffler Brake, Inc. (the “Company”) issued a press release announcing its operating results for the second quarter ended September 24, 2016, revised fiscal 2017 store sales range, comparable store sales growth and diluted earnings per share, as well as estimated third quarter comparable store sales growth and diluted earnings per share. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 8.01	Voluntary Disclosure of Other Events

The Company also announced that, during the second quarter, it completed the acquisition of Clark Tire & Auto, Inc., which added 26 retail and commercial tire and service locations, one retread plant and four wholesale centers, and significantly increased the Company’s store presence in western North Carolina. Further details of this acquisition are contained in the press release furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	The following is a list of exhibits furnished with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press release, dated October 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO MUFFLER BRAKE, INC.
(Registrant)

October 24, 2016	By:	/s/ Catherine D’Amico
Catherine D’Amico
Executive Vice President – Finance, Secretary and Treasurer